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Exhibit 13.2

Certification pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934,
as amended, and 18 U.S.C. Section 1350

        In connection with the Annual Report of Kappa Holding B.V. (the "Company") on Form 20-F for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, H. Wagter, Chief Financial Officer/Managing Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 27, 2005
	By:	/s/ H. WAGTER
	Name:	H. Wagter
	Title:	Chief Financial Officer/Managing Director

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a disclosure document

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  Exhibit 13.2
Certification pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350